Exhibit 99.4

Offer to Exchange
5.20% Series B Senior Notes Due 2019
For any and all Outstanding
5.20% Senior Notes Due 2019
of
L-3 COMMUNICATIONS CORPORATION

          , 2010

To Our Clients:

Enclosed for your consideration is a Prospectus, dated          , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by L-3 Communications Corporation (the “Company”) and the subsidiaries of the Company named in Schedule I hereto (“the Guarantors”), to exchange $100,000 in principal amount of the Company’ s new 5.20% Series B Senior Notes due 2019 (the “Exchange Notes”), for each $2,000, and in integral multiples of $1,000 thereafter, in principal amount of outstanding 5.20% Senior Notes due 2019 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any convenant regarding registration under the Securities Act of 1933, as amended (the “Securities Act”). The Old Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors on a senior subordinated basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on a senior subordinated basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the outstanding Old Guarantees of the Old Notes for which such Exchange Notes are issued in exchange.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Company” include the Guarantors as issuers of the New Guarantees and the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Old Notes” include the related Old Guarantees.

The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 P.M., New York City Time, on          , 2010, unless the Exchange Offer is extended by the Company. The time the Exchange Offer expires is referred to as the “Expiration Date.” Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF
5.20% Senior Subordinated Notes Due 2019

The undersigned hereby acknowledges receipt of the Prospectus dated 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by L-3 Communications Corporation (the “Company”), and the subsidiaries of the Company named in Schedule I hereto (“the Guarantors” ) to exchange $7,000 in principal amount of the Company’s new 5.20% Series B Senior Notes due 2019 (the “Exchange Notes”), for each $7,000, and in integral multiples of $1,000 thereafter, in principal amount of outstanding 5.20% Senior Notes due 2019 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. Capitalized terms used buy not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$      of the Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$      of the Old Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement of understanding with any person to participate, in the distribution of Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (see the section of the Prospectus entitled “The Exchange Offer Resale of Exchange Notes”), (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, (v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, (vi) if the undersigned is not a broker-dealer, that it is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of Exchange Notes and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer, however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE

Name of Beneficial

Owner(s): Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security

Number: Date:

SCHEDULE I

Broadcast Sports Inc., a Delaware corporation
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
International Resources Group Ltd., a Delaware corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Cyterra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Germany Holdings, LLC, a Delaware limited liability company
L-3 Communications InfraredVision Technology Corporation, a California corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Shared Services, LLC, a Delaware limited liability corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L-3 G.A. International, Inc., a Florida corporation
L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Services, Inc., a Delaware corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Lincom Wireless, Inc., a Delaware corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
Titan Facilities, Inc., a Virginia corporation

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